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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

VYYO INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2004

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2004 annual meeting of stockholders of Vyyo Inc., a Delaware corporation, will be held at Vyyo’s principal executive office located at 4015 Miranda Avenue, First Floor, Palo Alto, California 94304, on Thursday, April 22, 2004, at 1:00 p.m., local time, for the following purposes:

1.	ELECTION OF DIRECTORS. To elect three Class I directors to serve until the 2007 annual meeting of stockholders or until their respective successors are elected and qualified;

2.	SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited, as the independent auditors for Vyyo for the year ending December 31, 2004; and

3.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement that is attached and made a part hereof.

The board of directors has fixed the close of business on Monday, March 1, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Whether or not you expect to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/    Davidi Gilo

Davidi Gilo,

Chairman of the Board

Palo Alto, California

March 22, 2004

VYYO INC.

4015 Miranda Avenue, First Floor,

Palo Alto, California 94304

PROXY STATEMENT

General Information

This proxy statement is furnished to stockholders of Vyyo Inc., a Delaware corporation, in connection with the solicitation by the board of directors of Vyyo of proxies in the accompanying form for use in voting at the 2004 annual meeting of stockholders to be held on Thursday, April 22, 2004 at 1:00 p.m., local time, at Vyyo’s principal executive office located at 4015 Miranda Avenue, First Floor, Palo Alto, California 94304, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting. This proxy statement is being mailed to stockholders on or about March 22, 2004.

Revocability of Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (1) delivering to Vyyo (to the attention of Andrew P. Fradkin, Vyyo’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or (2) attending the annual meeting and voting in person.

Solicitation and Voting Procedures

The solicitation of proxies will be conducted by mail and Vyyo will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of Vyyo’s common stock. Vyyo may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on Monday, March 1, 2004, has been fixed as the record date for determining the holders of shares of Vyyo’s common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, Vyyo had 13,070,356 shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority, or 6,535,179 of these shares of common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

An automated system administered by Vyyo’s transfer agent will tabulate votes cast by proxy and an employee of the transfer agent will tabulate votes cast in person at the annual meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal. If no specific instructions are given with respect to matters to be acted upon at the annual meeting, shares of common stock represented by a properly executed proxy will be voted (1) FOR the election of management’s nominees for Class I directors listed in Proposal No. 1; and (2) FOR the ratification of the selection of Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited, as the independent auditors for Vyyo for fiscal year 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Vyyo’s Certificate of Incorporation authorizes the number of directors to be not less than one nor more than ten. The number of directors on the Board is currently fixed at seven. Vyyo’s board of directors is divided into three classes: Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms. The Board is currently composed of three Class I directors (Messrs. Gilo, Fischer and Griffin), whose terms will expire upon the election and qualification of directors at the annual meeting and who have been nominated to continue to serve as Class I directors for three year terms following the annual meeting; two Class II directors (Messrs. Broad and Brownstein), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2005; and two Class III directors (Messrs. Kaplan and Zimmerman), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2006.

At the annual meeting, the stockholders will elect three Class I directors, each of whom will serve a three-year term until the annual meeting of stockholders to be held in 2007 or until a successor is elected or appointed and qualified or until the director’s earlier resignation or removal. The board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Certain information about Messrs. Gilo, Fischer and Griffin, the Class I nominees, is furnished below:

Davidi Gilo has served as Vyyo’s Chairman of the Board of directors since 1996. Mr. Gilo served as Chief Executive Officer of Vyyo from April 1999 until October 2000, and was reappointed as Chief Executive Officer in October 2001. Mr. Gilo also served as Vyyo’s Interim Chief Financial Officer from October 2001 until August 2002. From October 1998 until November 1999, Mr. Gilo also served as Chairman of the Board of DSP Communications, Inc., a developer of chip sets for wireless personal communication applications, and from June 1999 until November 1999, he served as DSP Communications’ Chief Executive Officer. Mr. Gilo also served as the Chairman of the Board of DSP Communications from its founding in 1987 through November 1999. Mr. Gilo also served as Chairman of the Board of Zen Research N.V., a developer of technology and intellectual property for use in CD and DVD optical storage devices, between July 1995 and December 1999, and served as Zen Research plc’s Chairman from April 2000 to October 2003. Between 1987 and 1993, he was the President and Chief Executive Officer of DSP Group, Inc., and he served as Chairman of the Board of DSP Group from 1987 until April 1995. Mr. Gilo serves as Chairman of the Board of Stentor, Inc., a developer of medical image technology, having been appointed in April, 2003. Mr. Gilo has been determined by the board of directors not to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Avraham Fischer has been a member of the board of directors since April 1996. Mr. Fischer is the managing partner in the law firm of Fischer, Behar, Chen & Co., of Tel Aviv Israel, where he has served since 1982. Mr. Fischer is Deputy Chairman of IDB Holding Corporation Ltd., and Co-CEO of Clal Industries and Investments Ltd. Mr. Fischer is also the Co-Founder and Vice-Chairman of Ganden Holdings Ltd. and a Co-Founder and Co-Chairman of Ganden Tourism and Aviation Ltd. Mr. Fischer is a member of the board of directors of IDB Holding Corporation Ltd. (TASE), IDB Development Corporation Ltd. (TASE), Discount Investments Company Ltd. (TASE), Clal Industries and Investments Ltd. (TASE), Scitex Corporations Ltd. (NASDAQ & TASE), Natour—Travel Agents Association for Organized Tours Ltd. (TASE), Elbit Systems Ltd. (NASDAQ & TASE), Elron Electronic Industry Ltd. (NASDAQ & TASE) and other privately held corporations. Mr. Fischer is one of the founders and a board member of Matan, a non-profit organization dedicated to supporting programs that improve the conditions and prospects of people in need. From 1996 until November 1999, he served as a director of DSP Communications. Mr. Fischer earned his degree in law from the Tel Aviv University, where he later served as a lecturer for seven years. Mr. Fischer is a Lieutenant Colonel (Res.) in the Israel Defense Forces. Mr. Fischer has been determined by the board of directors not to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

John P. Griffin has been a member of the board of directors since November 1999. Since December 2000, Mr. Griffin has served as the President and Chief Executive Officer of LightPointe Communications, Inc., a manufacturer of free space optical telecommunications equipment. From May 1999 to December 2000, he served as President of the Broadband Wireless Group of ADC Telecommunications, Inc., a telecommunications equipment provider and systems integrator, and from April 1998 until May 1999, he was General Manager of the Loop Transport Division of ADC Telecommunications. From September 1996 through April 1998, Mr. Griffin served as Vice President of Marketing for the Network Services Division of ADC Telecommunications. From March 1995 through September 1996, Mr. Griffin served as Vice President of Marketing of RSI Systems, a manufacturer of desktop video conferencing equipment. Prior to that, he served for nine years with ADC Telecommunications, the first year as Manager of Technical Support and the remaining eight years in various marketing positions. Mr. Griffin has been determined by the board of directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Directors are elected by a plurality of the votes cast at the annual meeting, and the director nominees who receive the greatest number of votes at the annual meeting (up to the number of directors to be elected) will be elected. Broker non-votes and abstentions will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers

The following table sets forth certain information with respect to Vyyo’s directors and executive officers:

Directors and Executive Officers

Name	Age	Position
Davidi Gilo	47	Chairman of the Board of Directors and Chief Executive Officer
Lewis S. Broad(1)(2)(3)	46	Director
Neill H. Brownstein(2)	59	Director
John P. Griffin	53	Director
Avraham Fischer	47	Director
Samuel L. Kaplan(1)(2)	67	Director
Alan L. Zimmerman(1)(3)	61	Director
Michael P. Corwin	47	President and Chief Operating Officer
Arik Levi	35	Chief Financial Officer
Menashe Shahar(4)	53	Executive Vice President, Engineering, and Chief Technical Officer

(1)	Member of the Nominating Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Effective February 2004, Mr. Shahar was no longer Vyyo’s Chief Technical Officer.

Lewis S. Broad has been a member of the board of directors since November 1999. From May 1, 2000 until December 2002, Mr. Broad served as Chief Executive Officer of Portfab LLC, a manufacturer of heating enclosures. Prior to November 1999, and since December 2002, Mr. Broad has been self employed as a private investor. He is also a member of the board of directors of Vesta Corp., a company specializing in payment processing and fraud prevention for telephone and internet transactions. From November 1994 until November 1999, Mr. Broad also served as a director of DSP Communications. Mr. Broad has been determined by the board of directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Neill H. Brownstein was appointed as a member of the board of directors in December 1999. Mr. Brownstein is President of Neill H. Brownstein Corporation, a strategic investment management consulting firm that he founded in 1976. From June 1970 to January 1995, Mr. Brownstein was associated with Bessemer Securities Corporation and Bessemer Venture Partners, and during that period he served as a founding general partner of three affiliated venture capital funds. Mr. Brownstein also served on the board of directors of Giga Information Group. From November 1994 until November 1999, Mr. Brownstein also served as a director of DSP Communications. Mr. Brownstein has been determined by the board of directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Samuel L. Kaplan has been a member of the board of directors since July 1999. Mr. Kaplan has been a partner in the law firm of Kaplan, Strangis and Kaplan, P.A. of Minneapolis, Minnesota, since October 1978. Mr. Kaplan is a director of Piper Jaffray Companies and Associated Bank Minnesota, N.A. He is also a director of Banking Corporation of Florida, First Florida Bank, Cambria Enterprises and Jim Lupient Enterprises. From 1991 until June 1999, Mr. Kaplan also served as a director of DSP Group, Inc., a developer of telephony and speech compression components. Mr. Kaplan has been determined by the board of directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Alan L. Zimmerman has been a member of the board of directors since July 1999. Since November 1994, Mr. Zimmerman has served as Co-Chief Executive Officer of Law Finance Group, Inc., a provider of financing to law firms and parties engaged in legal proceedings. From 1992 through December 1999, he was Vice President of Inheritance Funding Company, LLC, a provider of financing to heirs in connection with anticipated inheritance payments. Mr. Zimmerman has been determined by the board of directors to be independent pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission.

Michael P. Corwin has served as Vyyo’s President and Chief Operating Officer since October 2001, and he also served as Vyyo’s Chief Operating Officer from August 1999 through March 2001. In March 2001, Mr. Corwin left Vyyo for health related reasons. From August 1995 until August 1999, Mr. Corwin served as Vice President, Operations, of Harmony Management, Inc., a private investment company owned by Davidi Gilo and a trust for his benefit. From June 1994 until August 1995, he served as Vice President of Operations of Nogatech, Inc. and from 1986 until 1994, he was Vice President of Purchasing and Production of DSP Group.

Arik Levi has served at Vyyo for three years, first as Vyyo’s Israeli controller, from March 2000 to November 2001, and from November 2001 until November 2002, as Vice President, Finance. Mr. Levi served as interim Chief Financial Officer from November 2002 until February 2003, and was appointed as Chief Financial Officer in February 2003. Prior to joining Vyyo, Mr. Levi was employed from 1994 through March 2000, as an auditor at Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited, and its predecessor accounting firm.

Menashe Shahar has served as Vyyo’s Vice President, Engineering since July 1994 and served as Vyyo’s Chief Technical Officer from May 1999 to February 2004. Prior to joining Vyyo, Mr. Shahar served as Chief Engineer for the Data Communications Department of Tadiran Telecommunications Group, where he spent five years in the development of products in the area of packet switching, frame relay and ISDN. Prior to joining Tadiran, Mr. Shahar served for eight years as a design engineer in the Israeli Defense Force, where he was involved in designing modems and other data communication products.

Relationships among Directors or Executive Officers

There are no family relationships among any of Vyyo’s directors or executive officers.

Meetings and Committees of the Board of Directors

During 2003, the Board met eight times and did not act by written consent. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board, plus the total number of all meetings of committees of the Board on which he served. The Board currently has three committees: the Compensation Committee, the Nominating Committee and the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Messrs. Broad and Zimmerman. Its function is to establish and apply Vyyo’s compensation policies with respect to Vyyo’s executive officers. The Compensation Committee held five meetings in 2003, and acted by written consent two times.

Nominating Committee

The functions of the Nominating/Governance Committee include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;

•	reviewing the suitability for continued service as a director of each Board member when his or her term expires; and

•	reviewing periodically the size of the Board and recommending to the Board any appropriate changes.

The Nominating Committee is governed by a charter, a current copy of which is available on our corporate website at www.vyyo.com. A copy of the charter is also available in print to shareholders upon request, addressed to Andrew P. Fradkin, Corporate Secretary, at 4015 Miranda Avenue, First Floor, Palo Alto, California 94304.

The members of the Nominating Committee are Mssrs. Zimmerman (Chairman), Broad and Kaplan, each of whom is an independent director under the Nasdaq listing standards. The Nominating Committee did not meet during 2003. The Nominating Committee met most recently in February of 2004.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to Andrew P. Fradkin, Corporate Secretary, at 4015 Miranda Avenue, First Floor, Palo Alto, California 94304, and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments and potential conflicts of interest.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board – for example, retirement as a CEO or CFO of a public company or exiting government or military service – including business and civic leaders in the communities in which the Company’s facilities are located. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Audit Committee

Vyyo has an Audit Committee for which information regarding the functions of the Committee, and its membership, activities and number of meetings held during fiscal 2003 are set forth below under the heading “Report of the Audit Committee”. Vyyo’s Audit Committee is composed of independent directors pursuant to the standards applied by NASDAQ and the Securities and Exchange Commission. In January 2004 Vyyo’s written charter for its Audit Committee was restated. The charter is attached hereto as an appendix and is posted at Vyyo’s website at www.vyyo.com. Vyyo’s Audit Committee members are Neill H. Brownstein, Lewis S. Broad and Samuel L. Kaplan. Mr. Brownstein, the chair of the Audit Committee and an independent director, has been determined to be an “audit committee financial expert,” pursuant to standards applied by NASDAQ and the Securities and Exchange Commission. Mr. Brownstein is President of Neill H. Brownstein Corporation, a strategic investment management consulting firm that he founded in 1976. From June 1970 to January 1995, Mr. Brownstein was associated with Bessemer Securities Corporation and Bessemer Venture Partners, and during that period he served as a founding general partner of three affiliated venture capital funds.

Stockholder Communications with the Board of Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member of the Board by mail. To communicate with the Board of Directors, correspondence should be addressed to the Board member by name, “c/o Corporate Secretary” at 4015 Miranda Avenue, First Floor, Palo Alto, California 94304.

While communications received as set forth in the preceding paragraph will generally be forwarded directly to the named Board member or members, these communications may be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

Attendance at Annual Meeting

It is Company policy that directors are invited to attend the annual meeting. Typically, stockholder attendance has been very low at the Company’s annual meetings. In 2003, no directors and no non-employee stockholders attended the annual meeting.

Compensation of Directors

Directors serving on the board of directors do not currently receive any cash compensation for serving on the Board. Directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings.

In addition, all directors are eligible to participate in our Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan (the “2000 Plan”). The 2000 Plan provides for the grant of non-statutory options to non-employee directors. Under the 2000 Plan, each non-employee director receives an initial option to purchase 25,000 shares of common stock on the date on which he or she becomes a director, at fair market value on the date of grant. These options have a 10-year term and vest over a four-year period. Thereafter, on the date immediately following each annual meeting of our stockholders, each of our non-employee directors receives an annual grant of options to purchase 7,500 shares for each year during such director’s term, provided such director has served on the board of directors for at least six months on such date. These options have a 10-year term and vest immediately upon the date of grant. The foregoing awards of options are granted automatically under the Plan. Accordingly, on May 13, 2003, each of Messrs. Broad, Brownstein, Fischer, Griffin, Kaplan and Zimmerman were granted options to purchase 7,500 shares of our common stock pursuant to the automatic grant provisions set forth in the 2000 Plan, in each case at an exercise price of $2.90 per share, following the 2003 annual meeting of stockholders.

In addition, in July 2001, the board of directors adopted a program to grant to each non-employee director options under the 2000 Plan to purchase 1,667 shares of our common stock, at the time of each regularly scheduled quarterly meeting of the Board. On May 13, 2003 this amount was increased to 3,125 shares for such grants from and including that date. These options have a five-year term and vest immediately upon the date of grant. Pursuant to this program, the Board granted options to purchase 1,667 shares of our common stock to each of Messrs. Broad, Brownstein, Fischer, Griffin, Kaplan and Zimmerman on February 13, 2003. The Board granted options to purchase 3,125 shares of our common stock to each of Messrs. Broad, Brownstein, Fischer, Griffin, Kaplan and Zimmerman on each of May 15, 2003, July 29, 2003, October 27, 2003 and January 22, 2004. The options granted in February 2003 have an exercise price of $2.40 per share; the options granted in May 2003 have an exercise price of $2.90 per share; the options granted in July 2003 have an exercise price of $3.40 per share; the options granted in October 2003 have an exercise price of $4.30 per share; and the options granted on January 22, 2004 have an exercise price of $9.60 per share. The exercise prices for these options are equal to the closing per share price of our common stock on the dates of grant of the applicable options.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Vyyo engaged Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited (“Kesselman”), as independent accountants of Vyyo effective as of December 3, 2001. Vyyo’s audit committee has reappointed Kesselman as independent auditors to audit the financial statements of Vyyo for the current fiscal year ending December 31, 2004. Representatives of Kesselman are expected to be present at the annual meeting by telephone, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees billed by Kesselman for each of the last two fiscal years were as follows:

Type of Fees	Fiscal Year Ended December 31, 2002	Fiscal Year Ended December 31, 2003
Audit Fees(1)	$181,000	$196,684
Audit-Related Fees(2)	N/A	N/A
Tax Fees(3)	$87,066	$51,000
All Other Fees(4)	N/A	N/A

(1)	Consists of fees in connection with the audit of Vyyo’s annual financial statements and review of financial statements included in Vyyo’s Form 10-Q or services that are normally provided in connection with statutory and regulatory filings.

(2)	Consists of fees in connection with the performance of the audit and review of Vyyo’s financial statements and not reported under item (1) above.

(3)	Consists of fees in connection with professional services rendered by Kesselman and its affiliate, PricewaterhouseCoopers LLP, for tax compliance, tax advice and tax planning, including the preparation and review of tax returns and the provision of incidental tax advice.

(4)	Consists of fees in connection with products and services provided by Kesselman, other than those reported under items (1) through (3) above.

The pre-approval procedures of Vyyo’s audit committee include the responsibility to review and, in its sole discretion, approve in advance Vyyo’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as set forth in Section 10A(i) of the Securities Exchange Act of 1934, all permitted non-audit engagements and relationships between Vyyo and such auditors. It is the audit committee’s responsibility to review and approve or disapprove all proposed related party transactions (including all transactions required to be disclosed by Item 404 of Regulation S-K of the SEC). In addition, Vyyo’s audit committee is empowered to review Vyyo’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between Vyyo and members of management, as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The charter of Vyyo’s audit committee sets forth the committee’s procedures and responsibilities in greater detail and is available at www.vyyo.com.

All of the services described in the table above were pre-approved by Vyyo’s audit committee.

Stockholder ratification of the appointment of Kesselman as Vyyo’s independent auditors is not required by Vyyo’s bylaws or any other applicable legal document. However, the Board is submitting the appointment of Kesselman to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider the appointment. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent auditing firm at any time.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN CPAs (ISR),

A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS VYYO’S

INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us as of March 1, 2004, regarding the beneficial ownership of our common stock by:

•	each person known to the board of directors to own beneficially 5% or more of our common stock;

•	each of our directors;

•	the named executive officers identified below in “Executive Compensation and Other Information”; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer, or 5% or more stockholders, as the case may be.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, and includes shares of common stock issuable pursuant to the exercise of stock options or warrants that are immediately exercisable or exercisable within sixty days of March 1, 2004. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Davidi Gilo(2)	5,317,991	40.7%

ADC Telecommunications, Inc.(3) P.O. Box 1101 Minneapolis, MN 55440	825,534	6.3%

Michael P. Corwin(4)	280,627	2.2%

Arik Levi(5)	38,053	*

Menashe Shahar(6)	49,973	*

Philip Chu(7)	36,355	*

Bruce Johnson(8)	23,200	*

Lewis Broad(9)	91,598	*

Neill H. Brownstein(10)	122,395	*

Avraham Fischer(11)	165,091	1.3%

John P. Griffin(12)	74,169	*

Samuel L. Kaplan(13)	111,797	*

Alan L. Zimmerman(14)	137,312	1.1%

All current directors and executive officers as a group (11 Persons)(15)	7,250,895	55.5%

*	Less than 1%.

(1)	Number of shares and percentage ownership include shares issuable pursuant to stock options held by the person in question exercisable within 60 days after March 1, 2004. Percentages are based on 13,070,356 shares outstanding as of March 1, 2004. The address of all directors and named officers (footnotes (2), (4) through (7) and (9) through (14)) is c/o Vyyo Inc., 4015 Miranda Ave., First Floor, Palo Alto, California 94304.

(2)	Includes (a) 3,998,766 shares held by the Gilo Family Trust U/A/D 1/18/91, of which Davidi Gilo is the sole trustee; (b) 5,420 shares held by Harmony Management, Inc., of which Davidi Gilo and a trust for his benefit are the sole shareholders; (c) 18,206 shares held by the Gilo Family Partnership, L.P., a limited partnership of which Harmony Management, Inc. is the general partner and Mr. Gilo, Shamaya Gilo and three trusts for the benefit of Mr. Gilo’s children, Adi, Elad and Yael Gilo, are the limited partners; (d) 170,000 shares held by the Gilo Family Foundation, a not-for-profit corporation of which Mr. Gilo is the trustee; (e) 488,933 shares held by Skyfarm Management, LLC, a limited liability company with which Mr. Gilo has entered into a voting trust agreement pursuant to which Mr. Gilo has the exclusive right to vote such shares; (f) 170,000 shares held by the Winds of Change Foundation, Inc., a not-for-profit corporation of which Shamaya Gilo is the trustee and with which Mr. Gilo has entered into a voting trust agreement pursuant to which Mr. Gilo has the exclusive right to vote such shares; and (g) 466,666 shares issuable pursuant to stock options that are exercisable within 60 days of March 1, 2004. Excludes 81,649 shares held in three trusts for the benefit of Mr. Gilo’s children, Adi, Elad and Yael Gilo, as to which Mr. Gilo has no voting or investment power. Mr. Gilo disclaims beneficial ownership of such shares.

(3)	Based on the Schedule 13G dated February 12, 2002, filed by ADC Telecommunications, Inc. Pursuant to the Schedule 13G filing, ADC Telecommunications has sole voting and dispositive power with respect to all of the shares.

(4)	Includes 150,001 shares issuable pursuant to stock options.

(5)	Consists entirely of shares issuable pursuant to stock options.

(6)	Includes 132,167 shares issuable pursuant to stock options.

(7)	Includes 33,596 shares issuable pursuant to stock options.

(8)	Includes 42,561 shares issuable pursuant to stock options.

(9)	Includes 37,429 shares held by Blue Heron I, LLC, of which Mr. Broad has the sole investment and voting power. Also includes 54,169 shares issuable pursuant to stock options.

(10)	Includes 63,226 shares held by the Neill and Linda Brownstein Living Trust ATA 12/18/02, of which Mr. Brownstein and his wife Linda Brownstein are the trustees and beneficiaries. Also includes 59,169 shares issuable pursuant to stock options.

(11)	Includes 8,384 shares held by Rashifa Management and Holdings Ltd., of which Mr. Fischer and his wife Vered Fischer are the sole stockholders. Also includes 129,169 shares issuable pursuant to stock options.

(12)	Includes 54,169 shares issuable pursuant to stock options.

(13)	Includes 54,169 shares issuable pursuant to stock options.

(14)	Includes 75,836 shares issuable pursuant to stock options.

(15)	See footnotes (2), (4) through (7), and (9) through (14). Excludes shares held by Bruce Johnson, formerly employed by Vyyo.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission, we believe that all of our directors, officers and beneficial holders of over ten percent of our common stock complied during the fiscal year ended December 31, 2003 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth all compensation earned for the years ended December 31, 2003, 2002 and 2001, by Vyyo’s Chief Executive Officer and each of Vyyo’s four other most highly compensated executive officers who were serving as executive officers at the end of 2003, and one additional individual who was one of Vyyo’s four most highly compensated individuals other than the CEO in 2003 (collectively, the “named executive officers”).

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation Awards	All Other Compensation($)
Name and Principal Position		Salary($)		Bonus($)(1)	Securities Underlying Options(#)
Davidi Gilo Chairman of the Board and Chief Executive Officer	2003 2002 2001	$ $ $	234,519 220,417 310,000	— — —	800,000 — 333,333		— — —

Michael P. Corwin(2) President and Chief Operating Officer	2003 2002 2001	$ $ $	223,186 239,583 107,051	— — —	200,000 — 166,667	$	— — 125,000	(3)

Arik Levi(4) Chief Financial Officer	2003 2002 2001	$ $ $	150,458 77,424 72,734	— — —	90,000 — 36,666	$ $ $	43,399 30,858 28,438	(5) (6) (7)

Menashe Shahar Executive Vice President, Engineering and Chief Technical Officer	2003 2002 2001	$ $ $	196,245 250,000 222,228	— — —	65,000 — 60,667	$ $	2,237 — 282,565	(8) (9)

Philip Chu Vice President Asia Pacific	2003 2002 2001	$ $ $	144,275 140,000 140,098	— — —	75,000 — 36,668	$ $ $	34,973 23,061 31,802	(10) (10) (10)

Bruce Johnson(11) Former General Counsel	2003 2002 2001	$ $ $	143,359 240,436 213,277	— — —	50,000 — 78,333		$53,750 — —

(1)	Mr. Gilo and Mr. Shahar are eligible for annual cash bonuses that are specified in employment agreements. Such bonuses are based upon achievement of corporate performance objectives. The executive officers are also eligible for discretionary bonuses as may be awarded by the Compensation Committee based upon individual, as well as corporate performance. Vyyo generally pays bonuses in the year following that in which the bonuses were earned.

(2)	Mr. Corwin joined Vyyo as Chief Operating Officer in August 1999, resigned from Vyyo for health related reasons in March 2001, and rejoined Vyyo as President and Chief Operating Officer in October 2001.

(3)	Represents severance paid to Mr. Corwin pursuant to his termination agreement with Vyyo in connection with his resignation in March 2001.

(4)	Payments made to and on behalf of Mr. Levi are paid in New Israeli Shekels. Amounts shown are in U.S. Dollars and converted based on prevailing exchange rates on the date of each payment.

(5)	Includes $11,785 for automobile lease payments and $31,614 for other payments made on behalf of Mr. Levi to a severance fund, a savings fund and a risk/disability fund, as is customary for executives in Israel.

(6)	Includes $8,731 for automobile lease payments and $22,127 for other payments made on behalf of Mr. Levi to a severance fund, a savings fund and a risk/disability fund, as is customary for executives in Israel.

(7)	Includes $8,939 for automobile lease payments and $19,499 for other payments made on behalf of Mr. Levi to a severance fund, a savings fund and a risk/disability fund, as is customary for executives in Israel.

(8)	Consists of reimbursements paid to Mr. Shahar in connection with certain immigration-related expenses.

(9)	Includes (i) $96,000 reimbursed to Mr. Shahar for rent on his home pursuant to his employment agreement, (ii) $8,500 reimbursed to Mr. Shahar for automobile lease payments pursuant to his employment agreement, (iii) $44,000 paid to Mr. Shahar for moving expenses in connection with his transfer from Israel to California, and travel expenses incurred by his family, pursuant to his employment agreement, and (iv) $134,065 reimbursed to Mr. Shahar for taxes incurred by him as a result of the above payments.

(10)	Represents remuneration to Mr. Chu based on sales targets.

(11)	Mr. Johnson left Vyyo in September 2003 and was paid a severance of $53,750.

Option Grants in Last Fiscal Year

The following table provides information with respect to stock options granted during 2003 to each of the named executive officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually, calculated based on the closing price of the common stock on the grant date. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options	% of Total Options Granted to Employees	Exercise Price	Expiration
Name	Granted(#)	in 2003	($/Share)	Date		5%($)	10%($)
Davidi Gilo	800,000	35.3%	$3.92	8/12/08		$866,419	$1,914,559

Michael P. Corwin	200,000	8.8%	$3.92	8/12/08		$216,605	$478,640

Arik Levi	90,000	4.0%	Note 1	Note 1		$84,459	$186,633

Menashe Shahar	65,000	2.9%	$3.92	8/12/08		$70,397	$155,558

Philip Chu	75,000	3.3%	$3.40	7/29/08		$70,452	$155,680

Bruce Johnson	50,000	2.2%	$3.40	Cancelled	(2)	$46,968	$103,787

(1)	Mr. Levi received three option grants in fiscal year 2003, as follows: one grant with 10,000 underlying shares at an exercise price of $2.27 per share and expiring on March 25, 2008; one grant with 30,000 underlying shares at an exercise price of $2.90 per share and expiring on May 13, 2008; and one grant with 50,000 underlying shares at an exercise price of $3.92 per share and expiring on August 12, 2008.

(2)	At the time of grant these options were due to expire on July 29, 2008. The unvested, unexercised portion of this option grant was cancelled in connection with Mr. Johnson’s departure from Vyyo.

Securities Authorized for Issuance Under Equity Compensation Plans

The following chart sets forth certain information as of December 31, 2003, with respect to our equity compensation plans, specifically our 2000 Employee Stock Purchase Plan (the “ESPP”) and our Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan (the “EIP”). Each of the ESPP and the EIP has been approved by our stockholders. The number of shares reserved for issuance under the ESPP automatically increases on January 1st of each year by the lesser of (i) one percent (1%) of the number of shares of the Company’s Common Stock outstanding on the last trading day of the immediately preceding fiscal year, or (ii) 100,000 shares. The number of shares reserved for issuance under the EIP automatically increases on January 1st of each year by the lesser of (i) 666,666 shares, or (ii) five percent (5%) of the number of shares of the Company’s Common Stock outstanding on the last day of the immediately preceding fiscal year.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,941,202	$4.46 per share	1,311,100
Equity compensation plans not approved by security holders	None	None	None

Total	3,941,202	$4.46 per share	1,311,100

Option Exercises and Option Values for Fiscal 2003

The following table describes for the named executive officers the number and aggregate value of stock options exercised during fiscal 2003, and the number and aggregate value of unexercised options held by each of the named executive officers as of December 31, 2003:

Aggregated Option Exercises in 2003

and Option Values at December 31, 2003

	Aggregate Option Exercises in 2003		Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
	Shares Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Davidi Gilo	—	—	400,000	733,333	$2,050,666	$3,380,665
Michael P. Corwin	—	—	122,224	244,443	$714,399	$1,214,270
Arik Levi	—	—	27,775	90,558	$153,132	$468,100
Menashe Shahar	—	—	126,750	59,584	$234,876	$274,682
Philip Chu	—	—	24,651	76,183	$134,711	$395,226
Bruce Johnson	—	—	55,061	—	$236,423	—

(1)	Calculated on the basis of the closing sale price of our common stock as reported on the Nasdaq National Market on December 31, 2003, of $8.53 per share, minus the per share exercise price, multiplied by the number of shares underlying the options.

Employment Agreements

We entered into an employment agreement with Davidi Gilo effective as of January 1, 2000. We amended the agreement with Mr. Gilo in August 2001. The agreement, as amended, provides for a term that expired on December 31, 2003, and thereafter automatically renews for consecutive one-year extensions, unless terminated by either party upon written notice. As neither the Company nor Mr. Gilo elected to terminate the agreement it remains in effect until December 31, 2004. Mr. Gilo’s agreement originally provided for an annual base salary equal to $350,000, subject to certain changes in the discretion of the Company’s Compensation Committee. The Agreement was amended in August 2001 to, among other things, provide for an annual base salary of $230,000. In October 2002 Mr. Gilo’s base salary was changed to $184,000 per year. In August 2003, Mr. Gilo’s base salary was changed to $300,000 per year, which remained his salary as of December 31, 2003. In addition, Mr. Gilo is entitled under the agreement to an annual bonus equal to 15%, 50% or 90% of his annual base salary if we meet 80%, 100% or 120% of our annual business plan, respectively, with the bonus pro rated if our plan is met between 80% and 100% or between 100% and 120%. In addition, Mr. Gilo will also be entitled to a discretionary bonus, as determined by our board of directors or the compensation committee. Mr. Gilo is required to devote at least 30 hours per week to the business of Vyyo under his employment agreement.

If Mr. Gilo’s employment is terminated by us without cause, he will be entitled to a severance payment equal to the greater of (1) the full amount of the cash compensation that he would have been paid under his employment agreement or (2) 18 months of his original annual base salary of $350,000. If Mr. Gilo’s employment is terminated by us with cause, in exchange for a release of any claims Mr. Gilo may have against us, he will be entitled to a severance payment equal to three months of his original annual base salary. If Mr. Gilo terminates his employment with us, he will be entitled to a severance payment equal to nine months of his original base salary. Mr. Gilo will remain as an employee during any period he is receiving severance pay and his options will continue to vest during that period.

Effective as of February 1, 2001, we entered into an employment agreement with Menashe Shahar which replaced a prior employment agreement dated January 1, 2000. We amended the current agreement with Mr. Shahar in November 2001, in October 2002 and again in February 2004. Mr. Shahar’s agreement, as amended, provides for a term ending on December 31, 2004. It is anticipated that Mr. Shahar’s employment will terminate on December 31, 2004. Mr. Shahar’s agreement originally provided for an annual base salary equal to $225,000, was amended in November 2001 to provide for an annual base salary of $250,000, was amended in October 2002 to provide for an annual base salary of $200,000 and was amended again in February 2004 to provide for an annual base salary of $50,000.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2003 were Lewis S. Broad and Alan L. Zimmerman. Neither of the members of the Compensation Committee during fiscal 2003 (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions.

Compensation Committee Report on Executive Compensation

The following report of the compensation committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by Vyyo under the Securities Act of 1933, or the Securities Exchange Act of 1934.

Compensation Policy.    Vyyo’s Compensation Policy as established by the compensation committee is that executive officers’ total annual cash compensation should vary with the performance of Vyyo, and that long-term incentives awarded to such officers should be aligned with the interest of our stockholders. Vyyo’s executive compensation program is designed to attract and retain executive officers who will contribute to our long-term success, to reward executive officers who contribute to Vyyo’s financial performance and to link executive officer compensation and stockholder interests through the grant of stock options.

Compensation of Vyyo’s executive officers consists of three principal components: salary, bonus, and long-term incentive compensation consisting of stock option grants.

Salary.    The base salaries of all executive officers are reviewed annually and, subject to minimum amounts specified in any applicable employment agreements, are set by the Compensation Committee. When setting base salary levels, in a manner consistent with the Compensation Committee’s policy outlined above, the Committee considers competitive market conditions for executive compensation, Vyyo’s performance and individual performance. We and our President and Chief Operating Officer, Michael Corwin, agreed in October 2002 to reduce Mr. Corwin’s salary from $250,000 to $200,000. In July 2003, Mr. Corwin’s annual base salary was increased to $225,000 and in August 2003 it was increased to $250,000.

Bonus.    The Compensation Committee also evaluates the performance and sets discretionary bonuses payable to the executive officers, subject to any applicable employment agreements. Mr. Gilo’s employment agreement contemplates the award of bonuses to him based on Vyyo’s performance each year. For fiscal 2003, we paid no bonuses to any of our executive officers.

Long-term Incentive Compensation.    We believe that option grants (1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in Vyyo’s success, and (3) help retain key executive officers in a competitive market for executive talent.

Our stock option plans authorize the Committee to grant stock options to employees and consultants, including executive officers. Option grants are made from time to time to executive officers whose contributions have or are expected to have a significant impact on Vyyo’s long-term performance. Vyyo’s determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each executive officer during each year. In 2002, we granted options to Stephen P. Pezzola, our former Executive Vice President, Corporate and Legal Affairs, to purchase 60,667 shares of common stock. In connection with Mr. Pezzola’s subsequent departure from Vyyo, these options were cancelled and in January 2003, we granted to Mr. Pezzola options to purchase 35,574 shares of common stock at an exercise price of $0.01 per share. These new options were fully vested on the date of grant and will expire on December 31, 2004. On August 12, 2003, we granted options to purchase 800,000 shares of common stock to Davidi Gilo, our Chairman of the Board and Chief Executive Officer, options to purchase 200,000 shares of common stock to Michael Corwin, our President and Chief Operating Officer, options to purchase 65,000 shares of common stock to Menashe Shahar, our Chief Technical Officer, and options to purchase 50,000 shares of common stock to Arik Levi, our Chief Financial Officer, in each case at an exercise price of $3.92 per share. We granted no other options in 2003 to executive officers. Details on stock options granted to certain executive officers in 2003, are provided in “Option Grants in Last Fiscal Year,” and details regarding the option repricing of Mr. Pezzola’s options in 2003 are provided in “Report on Repricing of Options.”

Compensation of Chairman of the Board and Chief Executive Officer.    As described above in “Employment Agreements,” the minimum salary and bonus of Davidi Gilo, the Chairman of the Board and Chief Executive Officer, are provided in his employment agreement and are subject to certain changes in the discretion of the Company’s Compensation Committee. The base salary specified in Mr. Gilo’s employment agreement, and the long term incentive compensation in the form of options granted to Mr. Gilo, were established by negotiations with Mr. Gilo, and in determining the amount of the salary and other compensation paid to Mr. Gilo, the Compensation Committee considered factors including the performance of Mr. Gilo and his contributions to Vyyo, the level of salary and long term incentive compensation paid to persons in similar positions at other companies in Vyyo’s industry, and the considerable competition for executive talent within the industry. Mr.

Gilo’s employment agreement originally provided for an annual base salary equal to $350,000, subject to certain changes in the discretion of the Company’s Compensation Committee. The agreement was amended in August 2001 to, among other things, provide for an annual base salary of $230,000. In October 2002 Mr. Gilo’s base salary was changed to $184,000 per year. In August 2003, Mr. Gilo’s base salary was changed to $300,000 per year, which remained his salary as of December 31, 2003. In August 2003, Vyyo awarded Mr. Gilo certain stock options, as set forth herein.

Mr. Gilo’s bonus under his employment agreement is based on Vyyo’s performance each year. For fiscal 2003, no bonus was paid to Mr. Gilo or to any other executive officers of Vyyo.

Compensation Policy Regarding Deductibility.    Vyyo is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to $1 million per year. For the fiscal year ended December 31, 2003, none of our executive officers received $1 million. It is not expected that the compensation to be paid to our executive officers for fiscal 2004 will exceed the $1 million limit for any officer. Our option plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under any of the option plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to Vyyo’s executive officers to no more than $1 million.

Report on Repricing of Options

In December 2002, the board of directors cancelled all of the existing options of Stephen P. Pezzola, Vyyo’s former Executive Vice President, Corporate and Legal Affairs, in exchange for a new grant of options effective in January 2003 at an exercise price of $0.01 per share. The existing options were cancelled and the new options were granted in connection with Mr. Pezzola’s termination as our Executive Vice President and the termination of Mr. Pezzola’s employment agreement.

Under the terms of the cancellation and new grant, on December 14, 2002, Mr. Pezzola’s options to purchase 280,000 shares of our common stock, which were previously granted at exercise prices ranging from $3.00 to $60.00 per share, were cancelled, and on January 2, 2003, 35,574 new options were granted at an exercise price of $0.01 per share, which was substantially below the closing price of our common stock on such date of $2.62 per share. The new options were immediately vested as to all of the options subject to the grant. The new options had a termination date of December 31, 2004. Although the options were granted in January 2003, the agreement by which Vyyo agreed to grant such options was entered into in December 2002.

The following table sets forth the number of options repriced for all of our executive officers since the date of our initial public offering in April 2000:

Name	Date of Repricing	Number of Securities Underlying Options Repriced (#)	Market Price at Time of Repricing ($/Sh)		Exercise Price at Time of Repricing ($/Sh)	New Exercise Price ($/Sh)		Length of Original Option Term Remaining at Date of Repricing
Stephen P. Pezzola Former Executive Vice President	1/2/03	35,574		$2.62	$3.00–$60.00		$0.01	2.8–4.3 years(1)

John R. O’Connell Former Chief Executive Officer	10/29/01 12/04/00	266,667 290,000	$ $	2.70 22.98	$22.98 $60.00	$ $	0.03 22.98	4.7 years(2) 4.8 years(3)

(1)	The replacement options have a term of 2.0 years after the date of grant.

(2)	The replacement options have a term of 4.2 years after the date of grant.

(3)	The replacement options had a term of 1.1 years after the date of grant.

The above Report on Executive Compensation is submitted by the Compensation Committee:

Lewis S. Broad

Alan L. Zimmerman

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Vyyo under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the board of directors is governed by a written charter that was adopted by the Committee and approved by the full Board in 2000. A copy of the charter was included in the proxy statement for the 2001 annual meeting of stockholders. The Committee’s charter was restated in January 2004, is included as an appendix to this proxy statement and is available on our website at www.vyyo.com.

The Audit Committee oversees Vyyo’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2003 with management, including a discussion on the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee also reviewed with Vyyo’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Vyyo’s accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and Vyyo, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Vyyo’s internal controls, and the overall quality of Vyyo’s financial reporting. To carry out its responsibilities, the Audit Committee met ten times in 2003.

In reliance on the reviews and discussion referred to above, the Committee recommended to the board of directors, and the Board has approved, that the audited financial statements be included in Vyyo’s annual report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Vyyo’s independent auditors.

Members of the Audit Committee

Neill H. Brownstein, Audit Committee Chairman

Lewis S. Broad, Member

Samuel L. Kaplan, Member

Stock Performance Graph

The following information and performance graph do not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by Vyyo under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Stock Market Index and the Nasdaq Telecommunications Index. The period shown commences on April 5, 2000, the date that our common stock was registered under Section 12 of the Securities Exchange Act of 1934, and ends on December 31, 2003, the end of Vyyo’s last fiscal year. The graph assumes an investment of $100 on April 5, 2000, and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

TOTAL RETURN TO STOCKHOLDERS

APRIL 5, 2000 TO DECEMBER 31, 2003

COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*

AMONG VYYO INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 invested on 4/5/00 in stock or index-including reinvestment of dividends.
Fiscal year ending Deecember 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2003, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than compensation arrangements that are described where required under “Executive Compensation and Other Information” and the transactions described below.

1.  Harmony Management

a.  Aircraft. We were billed $697,694 ($528,645 paid in 2003 and $169,049 billed in 2004) to an unaffiliated third party management company in connection with several charters of aircraft for business travel purposes in 2003. While we chartered the aircraft directly from the management company, the chartered aircraft is leased by Harmony Management, Inc. (“Harmony”), of which Davidi Gilo and a trust for his benefit are the sole shareholders. Payments made by us to the management company for the aircraft charters were ultimately paid to Harmony, after deductions for certain operating costs and charter management fees. At the instruction of Harmony, the hourly rate charged by the management company for these charters was substantially less than the standard rate charged by the management company for similar charters to other unaffiliated parties.

b.  Strategic Investment and Miscellaneous Office Services. In 2003, we reimbursed Harmony $25,868 for strategic investment and miscellaneous office services. Of this amount, $11,200 was related to services of an individual who performed strategic investment services on the Company’s behalf prior to his becoming a full-time Vyyo employee.

2.  Gilo Family Partnership. In 2003, we paid rent in the amount of $43,200 to Gilo Family Partnership, LP (“GFP”), for use of an administrative office in Woodside, California. Harmony is the general partner of GFP and Davidi Gilo, Shamaya Gilo and three trusts for the benefit of Davidi Gilo’s children are the limited partners of GFP.

3.  Gilo Ventures LLC. In 2003, we paid rent in the amount of $94,813 to Gilo Ventures LLC, a limited liability company of which Davidi Gilo is the sole member, for use of office space in North Carolina by Vyyo representatives.

4.  Zen Research and Silicon Design Systems

a.  Equipment. In 2003, we paid Zen Research, Inc. (“Zen”) and Silicon Design Systems, Inc. (“SDS”), $26,385, for use of office equipment in our former offices in Cupertino, California. Davidi Gilo is a controlling shareholder and Chairman of the Board of Zen and of the parent corporation of SDS.

b.  Financial Consulting. In 2003, we reimbursed SDS $33,500 for financial services provided by an SDS employee in connection with Vyyo’s examination of acquisition opportunities.

c.  MIS Services. In 2003, we reimbursed SDS $77,224 for management information services provided by an SDS employee in connection with Vyyo’s maintenance and operation of computer systems in our former offices in Cupertino, California.

d.  Israel Sublease. In 2003, we subleased a portion of our Israeli offices to Silicon Design Systems Ltd. (“SDS Ltd.”), for which we received $214,530 in rent and related use and occupancy expenses. Davidi Gilo is a controlling shareholder and Chairman of the Board of the parent corporation of SDS Ltd.

e.  Cupertino Sublease. For the first 10 months of 2003, we paid $100,000 to Zen in connection with the sublease of lab space in our former offices in Cupertino, California.

5.  Fischer, Behar, Chen & Co. Avraham Fischer, a director of Vyyo, is a senior partner of the law firm of Fischer, Behar, Chen & Co., which represents us on matters relating to Israeli law. We paid $79,583 in legal fees to this firm in 2003.

6.  Michael Corwin. In March 2002, in connection with an exercise of options to purchase our common stock, we lent $36,890 to Michael Corwin, our President and Chief Operating Officer, in exchange for which Mr. Corwin issued a full recourse promissory note to us. This note is due on the earlier to occur of March 17, 2005 or the time at which Mr. Corwin sells the shares purchased with the loan or leaves Vyyo, and bears interest at the rate of three percent (3%) per annum. The note is secured by the purchased shares. As of December 31, 2003, the amount of principal and accrued interest under the note was $37,995, which was the largest amount of debt outstanding under this loan during 2003.

7.  Stephen P. Pezzola. In December 2002, we entered into a separation agreement with Stephen P. Pezzola in connection with his resignation as our Executive Vice President, Corporate and Legal Affairs. This separation agreement terminated the employment agreement we previously had entered into with Mr. Pezzola in January 2000. Under the separation agreement, we agreed to the following material terms, in exchange for a release by Mr. Pezzola of any claims he may have against Vyyo: (1) on January 2, 2003, we paid to Mr. Pezzola the amount of $159,600 as severance and the amount of $18,000 for unpaid vacation accrued by Mr. Pezzola during his employment with Vyyo; (2) on January 2, 2003, we granted options to Mr. Pezzola to purchase 35,574 shares of Vyyo’s common stock at an exercise price of $0.01 per share; (3) all of Mr. Pezzola’s previously outstanding options were cancelled; (4) we engaged Mr. Pezzola as a consultant from January 1, 2003 through December 31, 2003, and on January 2, 2003, we paid Mr. Pezzola the amount of $6,000 for such consulting services, and the amount of $4,500 for certain expenses incurred in connection with such consulting services; and (5) we agreed to pay the health insurance premiums for Mr. Pezzola and his family through December 31, 2003.

We have entered into indemnification agreements with our directors and executive officers containing provisions that may require us, among other things, to indemnify our directors and executive officers against various liabilities that may arise by virtue of their status or service as directors and executive officers, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

STOCKHOLDER PROPOSALS

Under our bylaws, if you intend to present a proposal at Vyyo’s 2005 annual stockholder meeting, you must deliver a copy of your proposal to our Corporate Secretary, Andrew P. Fradkin, at Vyyo Inc., 4015 Miranda Avenue, First Floor, Palo Alto, California 94304, not less than 60 nor more than 90 days prior to the anniversary date of the 2004 annual stockholder meeting, unless the date of Vyyo’s 2005 annual stockholder meeting is more than 30 calendar days before or after the date of our 2004 meeting, in which case your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the day we publicly announce the date of the 2005 meeting or mail notice of the meeting, whichever occurs first. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements for a stockholder to have a proposal included in Vyyo’s proxy statement.

Stockholders interested in submitting a proposal for inclusion in the proxy materials for Vyyo’s annual meeting of stockholders in 2005, may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8 and submitting such proposal to our Corporate Secretary, Mr. Fradkin, at our address noted above. To be eligible for inclusion, stockholder proposals must be received by the Corporate Secretary no later than November 22, 2004.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker.

OTHER MATTERS

The board of directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ DAVIDI GILO

Davidi Gilo Chairman of the Board

March 22, 2004

Palo Alto, California

APPENDIX A

AUDIT COMMITTEE CHARTER

VYYO INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Vyyo Inc. is to (i) oversee the accounting and financial reporting processes of Vyyo Inc. and its subsidiaries (the “Corporation”), (ii) oversee the audits of the financial statements of the Corporation, (iii) retain external auditors and recommend internal auditors, and (iv) approve or disapprove all proposed related party transactions.

COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to (a) the requirements of the Nasdaq Stock Market (“Nasdaq”) and the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Act. Director’s fees (including any additional amounts paid to chairpersons of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Corporation; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Corporation for prior service so long as such compensation is not contingent in any way on continued service.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement.

The Chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairperson, the members of the Committee, by majority vote, may designate a Chairperson.

Each member of the Committee must be “able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement,” as such qualification is interpreted by the Board in its business judgment. Additionally, at least one member of the Committee must have “past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities,” as the Board interprets such qualification in its business judgment.

Further, either (a) at least one member of the Committee must be an “audit committee financial expert,” as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (b) if no member of the Committee is an “audit committee financial expert,” the Committee shall so inform the Corporation.

Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of Nasdaq and the SEC.

MEETINGS OF THE COMMITTEE

The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (a) management; (b) the Corporation’s internal auditing department or other person responsible for the internal audit function; and (c) the Corporation’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believes should be discussed privately.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

Selection and Evaluation of Auditors

(1)	In its sole discretion (subject, if applicable, to shareholder ratification), retain, determine funding for and oversee the firm of independent auditors, as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

(2)	Review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as set forth in Section 10A(i) of the Exchange Act, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation’s management). Approval of audit and permissible non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee, and the persons granting such approval shall report such approval to the Committee at the next scheduled meeting;

(3)	Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(4)	Obtain at least annually from the Corporation’s independent auditors and review a report describing:

(a)	the independent auditors’ internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(c)	all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

(5)	Oversee the independence of the Corporation’s independent auditors by, among other things:

(a)	actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors’ independence;

(b)	ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Corporation’s financial statements have not performed audit services for the Corporation for more than the previous five consecutive fiscal years of the Corporation;

(c)	ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Corporation was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Corporation’s audit; and

(d)	considering whether there should be a regular rotation of the Corporation’s independent auditors;

(6)	Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and that the Committee is responsible for the selection (subject, if applicable, to shareholder ratification), evaluation and termination of the Corporation’s independent auditors;

(7)	Inform the Corporation’s independent auditors that, to the extent the Corporation’s independent auditors do not already provide such information, the Committee expects the independent auditors’ communications to the Committee to include the items required under the rules promulgated under the Act;

(8)	Recommend internal auditors to the Corporation;

Oversight of Annual Audit and Quarterly Reviews

(9)	Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan’s progress and results during the year;

(10)	Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors;

(11)	Review with management and the independent auditors:

(a)	the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;

(b)	critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation’s financial statements;

(c)	major issues regarding accounting principles and financial statement presentations, including (i) any significant changes in the Corporation’s selection or application of accounting principles and (ii) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements;

(d)	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors;

(e)	all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

(f)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

(11)	Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

(a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls identified by the Corporation’s independent auditors;

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls; and

(c)	any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(12)	Attempt to resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;

(13)	Review on a regular basis with the Corporation’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(a)	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(b)	any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(c)	any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

(14)	Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent auditors;

Oversight of Financial Reporting Process and Internal Controls

(15)	Review:

(a)	the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the

Corporation’s internal audit function, through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation; and

(b)	the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control structure and procedures for financial reporting and stating management’s responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation’s annual report;

(16)	Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

(17)	Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

(18)	Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

(19)	Review the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

(20)	Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;

(21)	Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

Other Matters

(22)	Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

(23)	Review and approve or disapprove all proposed related party transactions (including all transactions required to be disclosed by Item 404 of Regulation S-K of the SEC);

(24)	Issue the report pursuant to Item 306 of Regulation S-K of the SEC that is required to be included in the Corporation’s annual proxy statement addressing the Committee’s review of the Corporation’s financial statements, certain communications with management and the independent auditors and the Committee’s recommendation as to whether the financial statements should be included in the Corporation’s annual report on Form 10-K;

(25)	Review the certifications and reports required by Sections 302, 404 and 906 of the Act, and the rules, if any, promulgated thereunder;

(26)	Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management, as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors;

(27)	Review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct, and meet periodically with the Corporation’s Compliance Officer to discuss compliance with the Code of Conduct;

(28)	Obtain from the Corporation’s independent auditors any information pursuant to Section 10A of the Exchange Act;

(29)	Maintain procedures, as set forth in Section 10A(m)(4) of the Exchange Act, for the receipt, retention and treatment of complaints received by the Corporation regarding financial statement disclosures, accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters (Annex A hereto);

(30)	Cause to be made an investigation into any appropriate matter brought to its attention within the scopes of its duties;

(31)	Secure, in response to specific circumstances giving rise to a determination by the Committee that such action is in the best interest of the Corporation and its shareholders, independent expert advice to the extent the Committee determines it to be appropriate including relating and determining funding for, with or without Board approval, independent counsel, accountants, consultants or others, as set forth in Section 10A(m)(5) of the Exchange Act, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors is to be borne by the Corporation;

(32)	Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the internal audit function;

(33)	Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee’s charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

(34)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(1)	Report regularly to the Board on its activities, as appropriate;

(2)	Exercise reasonable diligence in gathering and considering all material information;

(3)	Understand and weigh alternative courses of conduct that may be available;

(4)	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

(5)	If the Committee, in response to specific circumstances, determines it to be in the best interest of the Corporation and its shareholders, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

(6)	Provide management, the Corporation’s independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation; it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting review or procedures or to set auditor independence standards; and each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (b) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (c) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

* * *

PROCEDURES FOR THE ANONYMOUS SUBMISSION OF

COMPLAINTS OR CONCERNS REGARDING

FINANCIAL STATEMENT DISCLOSURES, ACCOUNTING,

INTERNAL ACCOUNTING CONTROLS OR AUDITING MATTERS

The following is the procedure for the confidential, anonymous submission by employees of Vyyo Inc. and its subsidiaries (the “Corporation”) of concerns regarding questionable accounting, internal control, auditing or related matters (“Concerns”):

(1)	The Corporation shall forward to the Audit Committee of the Board of Directors (the “Audit Committee”) any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

(2)	Any employee of the Corporation may submit, on a confidential, anonymous basis if the employee so desires, any Concerns by setting forth such Concerns in writing and forwarding them in a sealed envelope to the Chairperson of the Audit Committee, in care of the Corporation’s Corporate Secretary (the “Secretary”), such envelope to be labeled with a legend such as: “Anonymous Submission of Complaint or Concern.” If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate. Any such envelopes received by the Secretary shall be forwarded promptly to the Chairperson of the Audit Committee.

(3)	The Secretary shall prepare an executive summary of the contents of each submission with respect to Concerns that does not specifically allege participation in wrongdoing by the Corporation’s Chief Executive Officer (the “CEO”) and send it to the CEO. The CEO shall promptly investigate the subject of each such executive summary and report his/her findings in writing to the Chairperson of the Audit Committee with recommendations, if any. The Secretary shall send a copy of each submission with respect to Concerns that specifically alleges participation in wrongdoing by the CEO both to the Chairperson of the Audit Committee and to the CEO.

(4)	At each of its meetings, including any special meeting called by the Chairperson of the Audit Committee following the receipt of any information pursuant to this Annex, the Audit Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto.

(5)	The Audit Committee shall retain any such complaints or concerns for a period of no less than 7 years.

(6)	This Annex A shall appear on the Corporation’s website as part of this Charter.

[VYYNC - VYYO, INC.] [FILE NAME: ZVYYN2.ELX] [VERSION - (1)] [02/24/04] [orig. 02/24/04]

DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VYYO INC.

FOR THE 2004 ANNUAL MEETING OF THE STOCKHOLDERS

APRIL 22, 2004

The undersigned stockholder of VYYO INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 22, 2004 and the 2003 Annual Report to Stockholders and hereby appoints Michael P. Corwin, Andrew P. Fradkin and Lonnie Goldman, or any of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of VYYO INC. to be held on April 22, 2004 at 1:00 p.m., local time, at VYYO INC.’s principal executive office located at 4015 Miranda Avenue, First Floor, Palo Alto, California 94304, and at any adjournment or adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF CLASS I DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN CPAs (ISR), A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VYYO INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

[VYYNC - VYYO, INC.] [FILE NAME: ZVYYN1.ELX] [VERSION - (2)] [03/01/04] [orig. 02/24/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark votes as in this example.
							FOR	AGAINST	ABSTAIN
1. ELECTION OF CLASS I DIRECTORS:					2.	RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN CPAs (ISR), A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS INDEPENDENT AUDITORS OF VYYO INC. FOR THE FISCAL YEAR 2004.	☐	☐	☐
Nominees:	(01) Davidi Gilo
(02) Avraham Fischer
(03) John P. Griffin
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐ ( INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above. )

						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

						MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:	Date:	Signature:	Date: